UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2009
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 8.01 Other Events.
On October 5, 2009, Trident Microsystems, Inc. (“Trident” or the “Company”) and NXP B.V., a Dutch besloten vennootschap, (“NXP”) issued a joint press release announcing that they have entered into a Share Exchange Agreement, dated as of October 4, 2009 (the “Share Exchange Agreement”), pursuant to which Trident and its wholly owned subsidiary Trident Microsystems (Far East), Ltd., a corporation organized under the laws of the Cayman Islands (“TMFE”), will acquire NXP’s television systems and set-top box business lines (the “Acquisition”). Under the terms of the Share Exchange Agreement, NXP will receive newly issued shares of Trident common stock equal to 60% of the total shares of Trident common stock to be outstanding following completion of the Acquisition, including approximately 6.7 million shares that NXP will purchase at a price of $4.50 per share, resulting in cash proceeds to Trident of $30 million.
A copy of the joint press release of the Company and NXP announcing the entry into the Share Exchange Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information required by Item 1.01 will be filed in a separate Current Report on Form 8-K.
Important Additional Information Will be Filed with the SEC
This communication is being made in respect of the proposed acquisition involving Trident, TMFE and NXP. In connection with the proposed transaction, Trident plans to file with the Securities and Exchange Commission (the “SEC”) a Proxy Statement as well as other documents regarding the proposed transactions. The definitive Proxy Statement will be mailed to stockholders of Trident. INVESTORS AND SECURITY HOLDERS OF TRIDENT ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.
Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed with the SEC by Trident through the website maintained by the SEC at http://www.sec.gov. In addition, Trident’s SEC filings may be obtained free of charge from Trident’s website (www.tridentmicro.com) or by calling Trident’s Investor Relations department at (408) 764-8808.
Trident and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Trident’s directors and executive officers is available in its Annual Report on Form 10-K for the fiscal year ended June 30, 2009, which was filed with the SEC on September 11, 2009, and its proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on October 17, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 5, 2009 regarding the Acquisition.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 5, 2009
TRIDENT MICROSYSTEMS, INC.
/s/ David L. Teichmann
David L. Teichmann
Senior Vice President, General Counsel & Corporate Secretary